Exhibit 99.1

Contango ORE Announces Filing of Form S-3 Shelf Registration Statement

HOUSTON--(BUSINESS WIRE)--October 27, 2021--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC"). When declared effective by the SEC, the shelf registration statement will allow the Company to raise capital from time to time, up to an aggregate of $100 million, through the sale of common and preferred stock, warrants and other securities. The Form S-3 also provides for the resale of up to 415,000 shares of common stock by a stockholder of the Company. The Company would not receive any proceeds from the sale of the shares by the selling stockholder. The specifics of any future offering, along with the prices and terms of any such securities and the use of proceeds of a particular offering, will be determined at the time of any such offering and will be described in a prospectus supplement filed in connection with such offering. Once declared effective by the SEC, the shelf registration statement will be in effect for three years, or such shorter period that the securities registered under the shelf registration statement have been issued or sold.

Rick Van Nieuwenhuyse, President and CEO of the Company said, "We believe this shelf registration statement is a prudent proactive move to support our future growth objectives as the filing will provide us increased financial flexibility and more efficient access to the capital markets."

The registration statement on Form S-3 has been filed with the SEC but has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell, or the solicitation of an offer to buy securities, nor, shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement and a prospectus supplement with respect to such offering.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development and through Contango Minerals Alaska, LLC, its wholly owned subsidiary which leases approximately 200,000 acres for exploration. The Company also owns Alaska Gold Torrent, LLC which holds the rights to the Lucky Shot Mine and approximately 9,000 acres of related mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Peak Gold, LLC’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in Peak Gold, LLC; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com